Exhibit 10.1
Summary of Base Salaries
for
Executive Officers of Park National Corporation
On November 19, 2018, the Compensation Committee of the Board of Directors of Park National Corporation (“Park”) approved the base salaries for the fiscal year ending December 31, 2019, for each of the then executive officers of Park: (a) David L. Trautman, Chief Executive Officer and President of each of Park and The Park National Bank, a subsidiary of Park (“PNB”); (b) C. Daniel DeLawder, Chairman of the Board of Park and Chairman of the Board and full-time executive employee of PNB; and (c) Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of Park and Senior Vice President and Chief Financial Officer of PNB. Those base salaries were:

•	David L. Trautman -- $785,000

•	C. Daniel DeLawder -- $575,000

•	Brady T. Burt -- $375,000

At the April 22, 2019 meeting of the Park Board of Directors (the “Park Board”), the Park Board elected Matthew R. Miller as President of Park and David L. Trautman as Chairman of the Board of Park (in addition to his continuing to serve as Chief Executive Officer of Park), each effective May 1, 2019.
In addition, at the April 22, 2019 meeting of the PNB Board of Directors (the “PNB Board”), the PNB Board elected Matthew R. Miller as President of PNB and David L. Trautman as Chairman of the Board of PNB (in addition to his continuing to serve as Chief Executive Officer of PNB), each effective May 1, 2019. As a result of the actions taken by the Park Board and the PNB Board at their respective April 22, 2019 meetings, C. Daniel DeLawder ceased to serve as Chairman of the Board of each of Park and PNB, effective May 1, 2019; however, he continues to serve as Chair of the Executive Committee of each of the Park Board and the PNB Board, as a director of each of Park and PNB and as a full-time executive employee of PNB.
Effective May 1, 2019, the base salary of each of C. Daniel DeLawder and Matthew R. Miller changed. The following table shows the 2019 base salary for each of the executive officers of Park as in effect from and after May 1, 2019:

•	David L. Trautman -- Chief Executive Officer and Chairman of the Board of each of Park and PNB: $785,000

•	Matthew R. Miller -- President of each of Park and PNB: $575,000

•	Brady T. Burt -- Chief Financial Officer, Secretary and Treasurer of Park and Senior Vice President and Chief Financial Officer of PNB: $375,000

•	C. Daniel DeLawder -- Chair of the Executive Committee of each of the Park Board and the PNB Board and full‑time executive employee of PNB: $287,500